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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3) and related Prospectus of Pzena Investment Management, Inc. for the registration of up to 57,937,910 shares of its Class A Common Stock and to the incorporation by reference therein of our reports dated March 20, 2008 and June 11, 2007 (except for Note 15(e), as to which the date is August 3, 2007), with respect to the consolidated statement of financial condition of Pzena Investment Management, Inc. as of December 31, 2007 and 2006 (prior to October 30, 2007—Pzena Investment Management, LLC and Subsidiaries), the related consolidated statements of operations, changes in equity, and cash flows for the year ended December 31, 2007, and the related consolidated statements of operations, changes in excess of liabilities over assets, and cash flows of Pzena Investment Management, LLC and Subsidiaries for the year ended December 31, 2006 included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

New York, New York
November 13, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM